UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2022

Partners Bancorp

(Exact name of registrant as specified in its charter)

Maryland	001-39285	52-1559535
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Identification No.)

2245 Northwood Drive, Salisbury, Maryland 21801

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (410) 548-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PTRS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Partners Bancorp (“Partners”) today announced that it has been advised by OceanFirst Financial Corp. (“OceanFirst”) that OceanFirst received notice that certain of its regulatory applications in connection with the merger transactions contemplated by the previously disclosed Agreement and Plan of Merger, dated November 4, 2021, by and among OceanFirst, Coastal Merger Sub Corp., and Partners will not be processed on an expedited basis and, therefore, the parties no longer expect the merger transactions to close by the end of the second quarter 2022. Neither OceanFirst nor Partners can give any assurance as to the timing of receipt of the regulatory approvals or whether any conditions may be imposed in connection therewith.

Important Information and Where to Find It:

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval with respect to the proposed merger of Partners with and into OceanFirst. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, and no offer to sell or solicitation of an offer to buy shall be made in any jurisdiction in which such offer, solicitation or sale would be unlawful.

In connection with the proposed merger transactions, OceanFirst and Partners have filed a registration statement on Form S-4 that includes a proxy statement of Partners and a prospectus of OceanFirst, which the Securities and Exchange Commission (“SEC”) declared effective on January 18, 2022. Partners commenced mailing of the final proxy statement/prospectus to the Partners shareholders seeking certain approvals related to the proposed merger transactions on or about January 19, 2022. Each of OceanFirst and Partners may file with the SEC other relevant documents concerning the proposed merger transactions. Before making any voting or investment decision, investors and security holders are urged to read the final proxy statement/prospectus and any other relevant documents to be filed with the SEC in connection with the proposed merger transactions because they contain important information about OceanFirst, Partners and the proposed merger transactions. Shareholders are also urged to carefully review OceanFirst’s and Partners’ respective public filings with the SEC, including, but not limited to, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and proxy statements. Investors and security holders may obtain free copies of the registration statement and the final proxy statement/prospectus and other documents filed with the SEC by OceanFirst and Partners through the website maintained by the SEC at www.sec.gov. The reports, proxy statements and other information filed by OceanFirst with the SEC are available at OceanFirst’s website at www.oceanfirst.com under the tab “Investor Relations,” and then under the heading “SEC Filings.” The reports, proxy statements and other information filed by Partners with the SEC are available at Partners’ website at https://www.partnersbancorp.com/investor-relations under the tab “SEC Filings.” The web addresses of the SEC, OceanFirst and Partners are included as inactive textual references only. Except as specifically incorporated by reference, the information on OceanFirst’s and Partners’ websites, respectively, is not, and shall not be deemed to be, a part of this report or incorporated into other filings that either OceanFirst or Partners makes with the SEC.

OceanFirst, Partners, and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Partners in connection with the proposed merger transactions. Information about the directors and executive officers of OceanFirst and their ownership of OceanFirst’s common stock is set forth in OceanFirst’s proxy statement in connection with its 2021 annual meeting of shareholders, as previously filed with the SEC on April 20, 2021. Information about the directors and executive officers of Partners and their ownership of Partners’ common stock is set forth in Partners’ proxy statement in connection with its 2021 annual meeting of shareholders, as previously filed with the SEC on April 7, 2021. Additional information regarding the interests of these participants and other persons who may be deemed participants in the solicitation of proxies may be obtained by reading the final proxy statement/prospectus regarding the proposed merger transactions. Free copies of these documents may be obtained as described above.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Partners Bancorp

Date: March 8, 2022	By:	/s/ Lloyd B. Harrison, III
Lloyd B. Harrison, III
Chief Executive Officer

4